In re SFA, Inc		Case No. 02-50562

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JANUARY, 2004

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ 1,051.45
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ 1,300.00
UST Quarterly Fees	$ 250.00
Other Expenses	$ 1,268.73
Total Operating Expenses		$ 3,870.18
Net Income (Loss)		$ (3,870.18)

CURRENT ASSETS
Accounts Receivable at end of month		$ 103,611.71
Increase (Decrease) in AR for month		$ (789.55)
Inventory at end of month		$ 1,169.56
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ 45,769.93
Increase (Decrease) in Cash for month		$ 939.00

LIABILITIES
Increase (Decrease) in post-petition debt		$ (43.29)
Increase (Decrease) in pre-petition debt		$ (4,743.15)
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (67,451.19)
Total Taxes Payable		$ (67,451.19)

Footnote:
Accrued Advalorem Taxes	(733.26)
Tonnage Tax	0.00
Pre Income Tax Payable	0.00
Pre Tonage Tax	0.00
Pre Federal Gas Tax Payable	0.00
Pre Accrued Advalorem Taxes	(66,717.93)
(67,451.19)